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                                  EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP


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                         Independent Auditors' Consent
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The Board of Directors
Chester Savings Bank, FSB
Chester, Illinois:

We consent to the use of our report in Amendment 1 to the Registration Statement on Form S-1 under the headings "Experts" and "Change in Accountants" contained in the Prospectus, which is a part of such Registration Statement.


/s/ KPMG Peat Marwick LLP
St. Louis, Missouri
June 20, 1996